Exhibit 99.1

Bread Financial Reports Second Quarter 2022 Results

COLUMBUS, Ohio, July 28, 2022 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions, today announced financial results for the second quarter ended June 30, 2022.

Financial Summary	Second Quarter 2022		Year-to-Date 2022	
	Total Company	Continuing Operations[(a)]	Total Company	Continuing Operations[(a)]
Net Income ($ millions)	$12	$12	$223	$224
Earnings per Diluted Share	$0.25	$0.25	$4.46	$4.47

(a) Reflective of the spinoff of Loyalty Ventures Inc.

- Second quarter net income was $12 million, or $0.25 per diluted share, including a reserve build of $166 million and a $21 million write-down in the carrying value of the Company's investment in Loyalty Ventures Inc.
- Total second quarter revenue was $893 million, up $129 million, or 17%, versus the second quarter of 2021.
- Expected normalization of credit metrics continued in the second quarter with a delinquency rate of 4.4% and a net loss rate of 5.6%, which included the previously disclosed 30 basis point, or $13 million increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency.

Business Highlights

"We are pleased to have announced a long-term relationship with AAA, while also reaching a definitive contract to acquire AAA's existing credit card portfolio, expected to close in the fourth quarter. Serving more than 56 million U.S. members, AAA is one of North America's largest and most trusted membership organizations. With enhanced cardholder value propositions, our program with AAA will include two unique co-brand products, the AAA Travel Advantage Visa Credit Card and AAA Daily Advantage Visa Credit Card, both of which cater to the modern consumers' evolving payment and loyalty rewards preferences. The AAA program further diversifies our portfolio and demonstrates our continued focus on loan growth," said Ralph Andretta, president and chief executive officer of Bread Financial.

"We continue to successfully renew many of our longstanding relationships including a multi-year renewal with Torrid, a direct-to-consumer apparel and intimates brand in North America that serves over three million customers through its e-commerce channel and more than 600 stores nationwide. We remain committed to working closely with Torrid to drive customer loyalty, acquisition, and increased spending in the coming years.

"Our recent business development wins of iconic brands and renewals with our valued brand partners reflect the successful execution of our strategy to drive sustainable, profitable growth and we anticipate this success will continue given our strong pipeline." Andretta noted.

CEO COMMENTARY

"Our second quarter results demonstrated the benefits of the strategic actions we have implemented since 2020. Our business transformation efforts continue to enable sustainable, profitable growth, leading to a pretax pre-provision earnings (PPNR) increase of 24% versus the second quarter of 2021. End-of-period loans grew 13% year-over-year driven by continued strong sales growth. Our credit metrics remained better than historical levels as a result of our disciplined, proactive risk management and the continued strength of the consumer.

"Through the execution of our strategy, we have strengthened our financial resilience as evidenced by the improvement in our capital and funding metrics as well as the diversification across both our product portfolio with increasing co-brand and proprietary card balances and industry verticals. Through product and brand partner diversification, our credit profile has improved from pre-pandemic levels, providing confidence in sustained performance as credit continues to normalize. Although the consumer remains well-positioned, our seasoned leadership team will remain proactive in our discipline around underwriting, risk management, and recession readiness.

"During the quarter, we completed the planned transition of our credit card processing services to Fiserv, including the secure transfer of millions of data records, and migrated to the cloud. These are core components of our broader technology modernization and business transformation efforts. Our team is committed and fully engaged to ensure expected platform performance is achieved. We are pleased with achieving these milestones, which are expected to improve our long-term operational efficiencies, scalability, risk management, and speed-to-market.

"We continue to make strategic investments that will drive profitable growth, while utilizing the tools necessary to manage through the full economic cycle."

- Ralph Andretta, president and chief executive officer

Bread Financial | July 28, 2022 1

 “In the second quarter, Bread Financial exhibited year-over-year improvements in several of our key financial metrics. Revenue increased 17% compared with the second quarter of 2021, driven by continued loan growth. For the fifth consecutive quarter, PPNR growth improved year-over-year by double-digits, highlighting the quality growth we are focused on delivering.  “While the health of the consumer remains strong, which is evident from our delinquency and net loss rates remaining below the historical averages, we continue to closely monitor the evolving macroeconomic landscape. As we have mentioned previously, our expectation of and planning for the normalization of consumer payment behavior is reflected in our 2022 guidance, and our results this quarter are within the range of our expectations. Given ongoing macroeconomic uncertainties, we have maintained conservative economic scenario weightings in our credit reserve modeling, with an increasing probability of a recession due to more persistent inflation.  “Despite these macroeconomic headwinds, we remain confident in our full year guidance and we will continue to manage our business considering risk-reward tradeoffs to maintain sustainable, profitable growth in the periods ahead.”  CFO Commentary  - Perry Beberman, executive vice president and chief financial officer  2022 Full Year CFO Outlook  Macroeconomic Assumptions: “We continue to be vigilant in monitoring macroeconomic conditions and the impact on consumers and our brand partners. Our outlook continues to assume a moderation in the consumer payment rate throughout 2022. Payment rate variability is a key determinant for the high- and low-ends of our forecast. We expect ongoing interest rate increases by the Federal Reserve during the year to result in a nominal benefit to total net interest income, which is also included in our outlook.     Average Loan Growth: “Based on our new and renewed business announcements, visibility into our pipeline, and the current economic outlook, we continue to anticipate full year 2022 average credit card and other loans growth will be in the low-double-digit range relative to 2021.      Total Revenue: “Total revenue growth for 2022 is anticipated to align with average loan growth, with potential upside from improved full year net interest margin.     Total Expenses: “As a result of ongoing investment in technology modernization, digital advancement, marketing, and product innovation, along with strong portfolio growth, we continue to expect increased expenses sequentially each quarter throughout 2022. We remain focused on delivering modest positive operating leverage for the full year as the pace and timing of our investments will be managed to align with our full year revenue and growth outlook.      Net Loss Rate: “We continue to expect a net loss rate in the low-to-mid 5% range for 2022 as credit metrics normalize from historically low rates due to the expiration of federal stimulus and assistance programs. We remain confident in our long-term guidance of a through-the-cycle average net loss rate below our historical average of 6%.      Effective Tax Rate: “We also continue to expect our full year normalized effective tax rate to be in the range of 25% to 26%, with quarter-over-quarter volatility due to the timing of various discrete items.”  2  Bread Financial | July 28, 2022

Key Operating and Financial Metrics[a]



Credit Sales
+10%
$7.4B
$8.1B
2Q21
2Q22
Revenue
+17%
$764MM
$893MM
2Q21
2Q22
PPNR*
+24%
$340MM
$420MM
2Q21
2Q22



Credit Metrics
Delinquency Rate
+1.1%
3.3%
4.4%
2Q21
2Q22
Net Loss Rate
+0.5%
5.1%
5.6%
2Q21
2Q22
Diluted EPS
Total Company
$5.47
$0.25
2Q21
2Q22
Continuing Ops.
$5.25
$0.25
2Q21
2Q22

Continuing Operations[a]	Quarter Ended June 30,			Year-to-Date through June 30,		
($ in millions, except per share amounts)	**2022**	**2021**	**Change**	**2022**	**2021**	**Change**
Total net interest and non-interest income ("Revenue")	$893	$764	17%	$1,814	$1,566	16%
Net principal losses	*$238*	*$194*	*23%*	*$438*	*$392*	*12%*
Reserve build (release)	*$166*	*$(208)*	*(180)%*	*$160*	*$(373)*	*(143)%*
Provision for credit losses	$404	$(14)	nm	$598	$19	nm
Total non-interest expenses	$473	$424	12%	$897	$826	9%
Income from continuing operations before income taxes	$16	$354	(95)%	$319	$721	(56)%
Income from continuing operations	**$12**	**$263**	**(95)%**	**$224**	**$531**	**(58)%**
Income from continuing operations per diluted share	$0.25	$5.25	(95)%	$4.47	$10.63	(58)%
Weighted average shares outstanding – diluted	49.9	50.0		50.0	49.9	
**********************************						
Pretax pre-provision earnings (PPNR)*	$420	$340	24%	$917	$740	24%

(a) Reflective of the spinoff of Loyalty Ventures Inc. for all periods presented.
nm – not meaningful
** Pretax pre-provision earnings (PPNR) is a non-GAAP financial measure. See "Non-GAAP Financial Measures" below.*

Bread Financial | July 28, 2022 3

 Second Quarter 2022 Compared with Second Quarter 2021 – Continuing Operations  Credit sales increased 10% to $8.1 billion as consumer spending remained strong.     Average and end-of-period credit card and other loans increased 11% and 13% to $17.0 and $17.8 billion, respectively, driven by strong credit sales.      Revenue increased 17%, or $129 million, resulting from higher average loan balances and improved loan yields partially offset by a $21 million write-down in the carrying value of our equity method investment in Loyalty Ventures Inc. Net Interest Margin increased 130 basis points year-over-year and was lower sequentially due to seasonality.     Total non-interest expenses increased 12%, or $49 million, as employee compensation and benefit costs increased 18%, or $29 million, marketing expenses increased 41%, or $15 million, and investments were made in the Bread Pay platform as part of our technology modernization initiative.     PPNR, a non-GAAP financial measure, improved by $80 million, or 24%, reflecting sustainable, profitable growth and continued success with our business transformation efforts.     Net income from continuing operations decreased $251 million, as the improvement in PPNR was offset by a $166 million net reserve build in provision for credit losses reflecting both loan growth in the quarter of nearly $1 billion and conservative economic scenario weightings due to more persistent inflation. Net income from continuing operations was also impacted by a $21 million write-down in the carrying value of our equity method investment in Loyalty Ventures Inc. and a $13 million increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency.     Delinquency rate of 4.4% increased from a historical low of 3.3% in 2Q21 and 4.1% in 1Q22 as a result of expected consumer payment rate normalization.     Net loss rate of 5.6% increased from 5.1% in 2Q21, inclusive of a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency; this matter remains subject to an ongoing legal dispute with the debt collection agency.   4  Bread Financial | July 28, 2022  Contacts  Investor Relations: Brian Vereb (Brian.Vereb@breadfinancial.com), 614-528-4516     Media Relations: Shelley Whiddon (Shelley.Whiddon@breadfinancial.com), 214-494-3811   Rachel Stultz (Rachel.Stultz@breadfinancial.com), 614-729-4890

 Forward-Looking Statements  This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, initiation or completion of strategic initiatives, including our ability to realize the intended benefits of the spinoff of the LoyaltyOne® segment, future dividend declarations, future economic conditions, including, but not limited to, market conditions, persistent inflation, rising interest rates, the increased probability of a recession and related impacts on consumer behavior, future legislative or regulatory actions that could have impact on our business and results of operations, including any such actions that may be taken with respect to late fees or other charges, developments in the geopolitical environment, including the war in Ukraine, and the ongoing effects of the global COVID-19 pandemic, all of which factors remain difficult to predict.   We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  Non-GAAP Financial Measures  We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included within this presentation, constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular, Pretax pre-provision earnings (PPNR) is calculated by increasing/decreasing Income from continuing operations before income taxes by the net build/release in Provision for credit losses. We use PPNR as a metric to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses. Tangible common equity over Tangible assets (TCE/TA) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net, (TCE) divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to cover potential losses. Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share as a metric to estimate the Company’s potential value in relation to tangible assets per share. We believe the use of these non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the financial tables and information that follows.   Conference Call / Webcast Information  Bread Financial will host a conference call on Thursday, July 28, 2022 at 8:30 a.m. (Eastern Time) to discuss the Company’s second quarter 2022 results. The conference call will be available via the Internet at www.breadfinancial.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.  A replay of the conference call will be available two hours after the end of the call until 11:59 p.m. ET on Thursday, August 11, 2022. To access the replay, please dial (866) 813-9403 or (929) 458-6194 and reference conference ID number “564340”.  5  Bread Financial | July 28, 2022

 About Bread Financial™     Bread FinancialTM (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive product suite, including private label and co-brand credit cards, installment lending, and buy now, pay later (BNPL). Bread Financial also offers direct-to-consumer solutions that give customers more access, choice and freedom through its branded Bread CashbackTM American Express® Credit Card and Bread SavingsTM products.   Bread Financial is an S&P MidCap 400 company headquartered in Columbus, Ohio, and committed to sustainable business practices powered by its 6,000+ global associates. To learn more about Bread Financial, visit BreadFinancial.com or follow us on Facebook, LinkedIn, Twitter and Instagram.  6  Bread Financial | July 28, 2022

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Interest income				
Interest and fees on loans	$ 1,064	$ 913	$ 2,130	$ 1,854
Interest on cash and investment securities	9	2	11	3
Total interest income	1,073	915	2,141	1,857
Interest expense				
Interest on deposits	41	43	76	90
Interest on borrowings	54	57	98	117
Total interest expense	95	100	174	207
Net interest income	**978**	**815**	**1,967**	**1,650**
Non-interest income				
Interchange revenue, net of retailer share arrangements	(102)	(85)	(198)	(153)
Other	17	34	45	69
Total non-interest income	(85)	(51)	(153)	(84)
Total net interest and non-interest income	**893**	**764**	**1,814**	**1,566**
Provision for credit losses	**404**	**(14)**	**598**	**19**
Total net interest and non-interest income, after provision for credit losses	489	778	1,216	1,547
Non-interest expenses				
Employee compensation and benefits	191	162	370	320
Card and processing expenses	84	83	166	161
Information processing and communication	61	55	117	106
Marketing expenses	50	35	80	77
Depreciation and amortization	30	22	51	47
Other	57	67	113	115
Total non-interest expenses	**473**	**424**	**897**	**826**
Income from continuing operations before income taxes	16	354	319	721
Provision for income taxes	4	91	95	190
Income from continuing operations	12	263	224	531
Income (loss) from discontinued operations, net of income taxes	—	11	(1)	29
Net income	**$ 12**	**$ 274**	**$ 223**	**$ 560**
Basic income per share				
Income from continuing operations	$ 0.25	$ 5.29	$ 4.48	$ 10.68
Income (loss) from discontinued operations	$ —	$ 0.21	$ (0.01)	$ 0.58
Net income per share	$ 0.25	$ 5.50	$ 4.47	$ 11.26
Diluted income per share				
Income from continuing operations	$ 0.25	$ 5.25	$ 4.47	$ 10.63
Income (loss) from discontinued operations	$ —	$ 0.22	$ (0.01)	$ 0.58
Net income per share	$ 0.25	$ 5.47	$ 4.46	$ 11.21
Weighted average common shares outstanding				
Basic	49.8	49.7	49.8	49.7
Diluted	49.9	50.0	50.0	49.9
Pretax pre-provision earnings (PPNR)*	$ 420	$ 340	$ 917	$ 740

** Pretax pre-provision earnings (PPNR) is a non-GAAP financial measure.*

Bread Financial | July 28, 2022 7

 BREAD FINANCIAL HOLDINGS, INC.  UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS  (In millions)  8  Bread Financial | July 28, 2022  June 30,  December 31,   2022  2021  Assets        Cash and cash equivalents    $ 3,111    $ 3,046   Credit card and other loans    Total credit card and other loans    17,769    17,399    Allowance for credit losses    (1,992)   (1,832)   Credit card and other loans, net    15,777    15,567   Available-for-sale securities   224    239   Property and equipment, net   219    215   Goodwill and intangible assets, net    694    687   Other assets    1,786    1,992    Total assets    $ 21,811    $ 21,746         Liabilities and Stockholders’ Equity  Deposits    $ 11,028    $ 11,027   Debt issued by consolidated variable interest entities   5,498    5,453   Long-term and other debt    1,939    1,986   Other liabilities    1,071    1,194    Total liabilities    19,536    19,660   Stockholders’ equity    2,275    2,086    Total liabilities and stockholders’ equity    $ 21,811    $ 21,746         Shares of common stock outstanding  49.8  49.8

 Note: The unaudited Condensed Consolidated Statements of Cash Flows are presented reflecting the combined cash flows from continuing and discontinued operations.  BREAD FINANCIAL HOLDINGS, INC.  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (In millions)  9  Bread Financial | July 28, 2022         Six Months Ended   June 30,            2022        2021                  Cash Flows from Operating Activities     Net income     $  223        $  560  Adjustments to reconcile net income to net cash provided by operating activities     Provision for credit losses        598           19  Depreciation and amortization  51  66  Deferred income taxes  (102)  22  Non-cash stock compensation  16  16  Amortization of deferred financing costs        12           16     Amortization of deferred origination costs        43           34     Change in other operating assets and liabilities           Change in other assets  (32)  (59)  Change in other liabilities  (106)  54  Other        40           5     Net cash provided by operating activities        743           733           Cash Flows from Investing Activities     Change in credit card and other loans        (596)           666     Change in redemption settlement assets        —           (41)     Purchase of credit card portfolio  (249)  (32)  Capital expenditures        (43)           (35)     Purchase of investment securities        (23)           (60)     Maturities of investment securities        18           35     Other        (4)           2     Net cash provided by investing activities        (897)           535           Cash Flows from Financing Activities     Unsecured borrowings under debt agreements        218           31     Repayments/maturities of unsecured borrowings under debt agreements        (269)           (82)     Debt issued by consolidated variable interest entities        1,588           2,065     Repayments/maturities of debt issued by consolidated variable interest entities        (1,543)           (3,173)     Net decrease in deposits        (22)           (176)     Payment of deferred financing costs  (7)  (8)  Dividends paid        (22)           (21)     Repurchase of common stock        (12)           —     Other        (3)           (1)     Net cash used in financing activities        (72)           (1,365)           Effect of exchange rate changes on cash, cash equivalents and restricted cash        —           1     Change in cash, cash equivalents and restricted cash        (226)           (96)     Cash, cash equivalents and restricted cash at beginning of period        3,923           3,463     Cash, cash equivalents and restricted cash at end of period     $  3,697        $  3,367

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED SUMMARY FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2022	2021	Change	2022	2021	Change
Credit sales	$ 8,140	$ 7,401	10%	$ 15,028	$ 13,445	12%
Average credit card and other loans	$ 17,003	$ 15,282	11%	$ 16,827	$ 15,533	8%
End-of-period credit card and other loans	$ 17,769	$ 15,724	13%	$ 17,769	$ 15,724	13%
End-of-period direct-to-consumer deposits	$ 4,191	$ 2,398	75%	$ 4,191	$ 2,398	75%
Return on average assets(1)	0.2%	4.8%	(4.6)%	2.1%	4.9%	(2.8)%
Return on average equity(2)	2.2%	56.4%	(54.2)%	19.9%	61.0%	(41.1)%
Net interest margin(3)	18.6%	17.3%	1.3%	19.0%	17.5%	1.5%
Loan yield(4)	25.0%	23.9%	1.1%	25.3%	23.9%	1.4%
Efficiency ratio(5)	52.9%	55.5%	(2.6)%	49.5%	52.7%	(3.2)%
Tangible common equity / tangible assets ratio (TCE/TA) (6)	7.5%	6.4%	1.1%	7.5%	6.4%	1.1%
Tangible book value per common share(7)	$ 31.75	$ 27.12	17.1%	$ 31.75	$ 27.12	17.1%
Cash dividend per common share	$ 0.21	$ 0.21	0.0%	$ 0.42	$ 0.42	0.0%
Delinquency rate	4.4%	3.3%	1.1%	4.4%	3.3%	1.1%
Net loss rate(8)	5.6%	5.1%	0.5%	5.2%	5.0%	0.2%
Reserve rate	11.2%	10.4%	0.8%	11.2%	10.4%	0.8%

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.
(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.
(3) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.
(4) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.
(5) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(6) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.
(7) Tangible book value per common share represents TCE divided by shares outstanding, and is a non-GAAP financial measure.
(8) The three and six months ended June 30, 2022 Net loss rates include 30 basis point and 15 basis point increases, respectively, from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency; this matter remains subject to an ongoing legal dispute with the debt collection agency

Bread Financial | July 28, 2022 10

BREAD FINANCIAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except percentages)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2022	2021	Change	2022	2021	Change
Pretax pre-provision earnings (PPNR)						
Income from continuing operations before income taxes	$16	$354	(95)%	$319	$721	(56)%
Provision for credit losses	404	(14)	nm	598	19	nm
Pretax pre-provision earnings (PPNR)	$420	$340	24%	$917	$740	24%
Tangible common equity (TCE)						
Total stockholders' equity	2,275	2,048	11%	2,275	2,048	11%
Less: Goodwill and intangible assets, net	(694)	(699)	(1)%	(694)	(699)	(1)%
Tangible common equity (TCE)	$1,581	$1,349	17%	$1,581	$1,349	17%
Tangible assets (TA)						
Total assets	21,811	21,812	—	21,811	21,812	—
Less: Goodwill and intangible assets, net	(694)	(699)	(1)%	(694)	(699)	(1)%
Tangible assets (TA)	$21,117	$21,113	—	$21,117	$21,113	—

nm – not meaningful

Bread Financial | July 28, 2022 11